LEHMAN BROTHERS HOLDINGS INC.                                       EXHIBIT 99.2
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)
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

                                                                            Quarters Ended
                                                     --------------------------------------------------------------
                                                       2/28/02     11/30/01     8/31/01     5/31/01     2/28/01
                                                     --------------------------------------------------------------
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  INCOME STATEMENT
  Net Revenues                                            $1,606       $1,203      $1,628      $2,022       $1,883
  Non-Interest Expenses:
     Compensation and Benefits                               819          615         830       1,032          960
     Nonpersonnel Expenses                                   347          345         363         365          350
  Net Income (a)                                             298          130         309         430          387
  Net Income Applicable to Common Stock                      262          119         298         369          375
  Earnings per Common Share
     Basic                                                 $1.07        $0.49       $1.24       $1.51        $1.52
     Diluted                                               $0.99        $0.46       $1.14       $1.38        $1.39
     Diluted (excluding special charge)                    $0.99        $0.73       $1.14       $1.38        $1.39

  FINANCIAL RATIOS (%)
  Return on Common Equity (annualized, excluding
    the special charge and special preferred
    dividends, where applicable) (b)                        14.6         10.0        16.2        23.4         21.2
  Return on Common Equity (annualized) (c)                  13.4          6.3        16.2        20.6         21.2

  Pretax Operating Margin (excluding special charge)        27.4         20.2        26.7        30.9         30.4
  Pretax Operating Margin                                   27.4          9.6        26.7        30.9         30.4


  Compensation & Benefits/Net Revenues                      51.0         51.1        51.0        51.0         51.0

  Effective Tax Rate (excluding special charge)             29.0         11.5        25.8        29.0         30.0
  Effective Tax Rate                                        29.0       (24.4)        25.8        29.0         30.0

  BALANCE SHEET
  Total Assets                                          $260,000     $247,816    $243,337    $235,936     $236,287
  Total Assets Excluding Matched Book (d)                170,000      164,538     156,393     152,890      155,766
  Common Stockholders' Equity                              7,948        7,759       7,411       7,279        7,047
  Total Stockholders' Equity + Preferred Securities
    Subject to   Mandatory Redemption                      9,358        9,169       8,821       8,689        8,457
  Total Capital (e)                                       47,300       47,470      48,157      46,425       44,769
  Net Leverage(f)                                          18.2x        17.9x       17.7x       17.6x        18.4x
  Book Value per Common Share (g)                          32.47        31.81       30.83       29.93        28.90

  OTHER DATA (#s)
  Employees                                               12,851       13,090      13,281      12,426       11,925
  Common Stock Outstanding                           244,169,647  237,534,091 239,046,975 244,202,014  247,321,056
  Weighted Average Shares
     Basic                                           245,284,387  241,933,119 240,414,784 243,852,453  246,154,488
     Diluted                                         265,202,416  261,545,485 261,755,211 266,878,412  270,689,336

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(a)  Fourth quarter 2001 net income includes a $71 million after tax special charge ($127 million pre-tax).

(b) Return on common equity calculated using net income before adjusting for special charge and special preferred dividends, where applicable.

(c) Return on common equity calculated using net income after adjusting for special charge and special preferred dividends, where applicable.

(d) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.

(e) Total capital includes long-term debt, stockholders' equity and preferred securities subject to mandatory redemption.

(f) Net leverage ratio is calculated using total assets excluding matched book to total stockholders' equity and other preferred securities.

(g) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.